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                                                                    EXHIBIT 99.1


                             [LETTERHEAD OF ONEIDA]


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
INVESTOR RELATIONS CONTACTS:               PRESS CONTACTS:
Gregg Denny, Chief Financial Officer       David Gymburch, Corporate Public Relations
Oneida Ltd.  (315) 361-3138                Oneida Ltd. (315) 361-3271
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FOR IMMEDIATE RELEASE
---------------------


                 ONEIDA LTD. REPORTS 2002 THIRD QUARTER EARNINGS

ONEIDA, NY- November 14, 2002 - Oneida Ltd. (NYSE:OCQ) today announced 2002 third fiscal quarter earnings of $ 0.10 per share, with net income of $1.6 million on sales of $124.2 million for the three months ended October 26, 2002.

For the first nine months of fiscal 2002, earnings totaled $0.38 per share, with net income of $6.3 million on sales of $350 million. The 2002 nine-month results included miscellaneous income recorded as $1.9 million, or $ 0.07 per share, representing income from insurance proceeds and a gain on the sale of marketable securities.

2001 RESULTS BEING REVIEWED; NO IMPACT EXPECTED ON 2002 EARNINGS

The company is reviewing previously reported earnings for the prior year of fiscal 2001 with its independent auditor, PricewaterhouseCoopers, relating to accounting for costs associated with the August 2000 acquisition and subsequent operation of Delco International Ltd. The review is expected to result in a downward adjustment to net income of approximately $2.5 million to $3.5 million in relation to the reported fiscal 2001 net income of $8.5 million or $ 0.51 per share, based on the review to date. The review of these accounting matters is expected to be completed within the next seven days. This review is not expected to have any impact on the 2002 third quarter earnings results or nine-month earnings results as reported today.

Upon completion of the review of the accounting matters described above, the company will release condensed balance sheet information as of October 26, 2002 and January 26, 2002, along with income statement and cash flow information for the three- and nine-month periods ended October 27, 2001.


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THIRD QUARTER RESULTS BENEFIT FROM ONGOING OPERATING EFFICIENCIES, STRONG
OCTOBER

"Our third quarter earnings were positive despite the continued weakness in the economy and the impact of the recent longshoremen's strike in California," said Peter J. Kallet, Oneida Chairman and Chief Executive Officer. "Demand for both our consumer and foodservice products continued to be affected by declining consumer confidence, which translates into lower retail spending and less frequent traveling and dining out. In addition, the dock strike in California resulted in cancelled orders for our imported products totaling over $4 million for the third quarter alone.

"We were able to offset these factors with the help of stringent ongoing cost control measures that have strengthened our operating efficiencies. In addition, conditions began to improve somewhat in the latter part of the quarter," Mr. Kallet added. "Our October results showed increased activity throughout the bridal segment of our flatware business, while our foodservice unit posted solid increases for the month across all segments."

EMPHASIS ON BRAND LEADERSHIP AND COST CONTROLS

"While projections are difficult in this uncertain economy as we enter the fourth quarter of 2002, we will continue to aggressively launch sales programs and product introductions to capitalize on our strong brand recognition and market leadership position," Mr. Kallet said. "We will take the necessary actions to reduce operating costs and provide maximum value to shareholders, as reflected by the recent reduction of approximately 200 direct labor and overhead positions throughout our company, including 170 positions at our Oneida, N.Y. and Sherrill, N.Y. operations that were eliminated in October.

"In addition, we are beginning to implement a lean manufacturing system at our main flatware factory in Sherrill that will enhance the performance and competitiveness of our domestic manufacturing," Mr. Kallet noted. "These efforts will further strengthen our financial foundation and help maximize our performance once the economy improves on a sustained basis."

CONFERENCE CALL ON NOVEMBER 14

Oneida's management will host a conference call with analysts and investors on Thursday, November 14, 2002 at 9 a.m. EST to discuss the third quarter results and operating performance. The conference call will be broadcast live over the Internet at www.oneida.com. To access the webcast, participants should visit the Investor Relations section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast can be accessed one hour after the conference call, and will be available for 30 days.

Oneida Ltd. is a leading manufacturer and marketer of flatware and dinnerware for both the consumer and foodservice industries worldwide. Oneida also is a leading marketer of a variety of crystal, glassware and metal serveware for those industries.


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Statements contained in this press release that state that certain results are
"expected" or "anticipated" to occur, or otherwise state the company's predictions for the future, are forward looking statements. These particular forward-looking statements and all other statements that are not historical facts, are subject to a number of risks and uncertainties, and actual results may differ materially. Such factors include, but are not limited to: general economic conditions in the Company's markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; unforeseen increases in the cost of raw materials or shortages of raw materials; significant increases in interest rates or the level of the Company's indebtedness; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's major customers; underutilization of the Company's plants and factories; and the amount and rate of growth of the Company's selling, general and administrative expenses.

                               -Tables to follow -


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                                   ONEIDA LTD.
                     CONDENSED CONSOLIDATED INCOME STATEMENT
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

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

                                          FOR THE                                     FOR THE
                                     THREE MONTHS ENDED                          NINE MONTHS ENDED
                                      October 26, 2002                            October 26, 2002
                                      ----------------                            ----------------

Net Sales                                  $124.2                                      $350.4
Cost of Sales                                83.9                                       235.4
                                           ------                                      ------
Gross Profit                                 40.3                                       115.0

Operating Revenues                            0.3                                         1.0
Selling, Distribution &
  Administrative                             32.9                                        95.9

     Operating Income                         7.7                                        20.1

Other (Income) Expense - Net                  1.0                                       (1.9)
Interest Expense                              4.1                                        12.0
                                           ------                                      ------
Income before Income Taxes                    2.6                                        10.0
Provision for Income Taxes                    1.0                                         3.7
                                           ------                                      ------
     Net Income                              $1.6                                        $6.3
                                           ======                                      ======
Net Income per share:
     Basic:                                 $0.10                                       $0.38
     Diluted:                               $0.10                                       $0.38

Weighted Average Shares:
     Outstanding                           16,543                                      16,538
     Diluted                               16,579                                      16,577

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                          CONDENSED CASH FLOW STATEMENT
                         NINE MONTHS ENDED OCTOBER 2002
                              (MILLIONS OF DOLLARS)

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

                                                   Period ended
                                                   October 2002
                                                   ------------
Net income                                              $  6.3
Add: depreciation & amortization                          12.4
Net working capital charges                             (11.2)
Capital expenditures                                     (6.3)
Stock sales/(purchases) - net                              0.2
Proceeds/(payments) of debt                             (16.3)
Dividends paid                                           (1.1)
Other - net                                                7.6
                                                       -------
(Decrease) Increase in Cash                            ($ 8.4)
                                                       =======

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